SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number:  333-166522

HARBOR ISLAND DEVELOPMENT CORP.

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	5960 (Primary Standard Industrial Classification Code Number)	27-2464185 (I.R.S. Employer Identification Number)

2275 NW 150th Street, Unit B

Opa Locka, FL 33054

305-688-7494

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson St. #208

Carson City, NV 89701

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

(619) 399-3090

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer

      .

Non-accelerated filer

      .

(Do not check if a smaller reporting company)

Accelerated filer

      .

Smaller reporting company

  X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common stock, $0.001 par value per share	1,500,000	$0.05	$75,000	$5.35

(1)

Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July _______, 2010

PRELIMINARY PROSPECTUS

HARBOR ISLAND DEVELOPMENT CORP.

2275 NW 150th Street, Unit B

Opa Locka, FL 33054

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

1,500,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Harbor Island Development Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,500,000 shares of common stock at a fixed price of $.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Don Ross, will attempt to sell the shares. This Prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Ross will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.05	Not Applicable	$75,000
Total	$0.05	Not Applicable	$75,000

Harbor Island Development Corp. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Harbor Island Development Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 12 BEFORE BUYING ANY SHARES OF HARBOR ISLAND DEVELOPMENT CORP.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________,20___, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Subject to completion, dated July _______, 2010

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Harbor Island,” “we,” “us,” and “our” refer and relate to Harbor Island Development Corp.

The Company Overview

Harbor Island Development Corp. was incorporated in the State of Nevada on March 19, 2010. We intend to be a beach, resort, and summer apparel company specializing in casual apparel for women. We believe that our success will depend on our ability to promote products consistent with the beach and resort image, and to be able to anticipate and respond to changing consumer demands and tastes. Our goal is to build a reputation as a leading retailer of casual resort and beachwear fashions, and maintain a balanced company through wholesale and retail operations. We are currently a development stage company, and to date we have recorded no revenue and our operations have been limited to activities related to our formation and the initial licensing agreement with our distributor, as discussed herein.

Initially, our target customers will be those retail shoppers who frequent beach and resort communities or are planning to travel to such a place. We believe that our success will depend on our ability to promote products consistent with the beach and resort culture image, and anticipate and respond to changing consumer demands and tastes. Our goal is to build a reputation as a leading retailer of casual resort and beachwear fashions, and maintain a balanced company through wholesale, licensing, and retail operations. We plan to seek out and establish mutually beneficial relationships with various retailers through which we will make sales of our licensed product line. We intend to grow into an apparel company that includes multiple suppliers and successfully promotes products consistent with the beach culture image, and anticipate and respond to changing consumer demands and tastes. We anticipate that our eventual sales force will be composed of our employees and independent contractors involved in resort and beach activities that will enhance our corporate image, provide valuable insights into our product merchandising, and heighten our understanding of our target market. In general, we believe that apparel designers of our suppliers must keep in tune with recent trends in the market to deliver contemporary styles and colors to customers when demand is highest.

Accordingly, and in furtherance of our goals, we entered into a non-exclusive agreement to distribute, market and resell beach and island resort clothing manufactured by Island Stuff USA, LLC.  This will allow us to initiate our business plan by offering products made and produced by Island Stuff USA, an apparel wholesaler, owned by our founder's brother. We feel that the product line that we will receive from Island Stuff USA will be sufficient enough to suit our future customers’ needs throughout our start-up phase. Our first year of operations will be devoted primarily to distributing products from Island Stuff, USA.

Our sole officer and director has only recently become interested in the clothing and apparel resale market and does not have any professional training or technical credentials in the distribution or resale of beach apparel. Therefore, we intend to retain qualified consultants on a contract basis to perform the marketing and resale of the product line as needed. We do not have any verbal or written agreement regarding the retention of any qualified consultants or public relations firms for our marketing and sales program.

We are currently a development stage company and to date we recorded no revenue. Accordingly, we have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements).  Until such time that we are able to establish a consistent flow of revenues from our operations sufficient to sustain our operations, Management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our products.

We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations for four more months without additional financing. We believe that debt financing from third parties will not be an alternative for funding of our planned activities as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of debt financing from our principal shareholder and executive officer or equity financing from the sale of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock. If we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities.

SUMMARY OF THIS OFFERING

The Issuer	Harbor Island Development Corp.
Securities being offered	Up to 1,500,000 shares of common stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”
Per Share Price	$0.05

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President and Chief Executive Officer, and Secretary, Don Ross.

Registration Costs	We estimate our total offering registration costs to be approximately $11,510.26.

Net Proceeds to the Company

The Company is offering a maximum 1,500,000 shares of Common Stock, $0.001 par value at an offering price of $0.05 per Share for net proceeds to the Company at $75,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds of the maximum number of shares offered in this offering or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As There is No Minimum for Our Offering, if Only a Few Persons Purchase Shares They Will Lose Their Money Without Us Being Even Able to Significantly Try Our Business Plan.

Since there is no minimum with respect to the number of shares to be sold indirectly by the Company in its offering, if only a few shares are sold, we may not have enough capital to fully implement our business plan. In such an event, it is highly likely that any investment would be lost, since we would not be able to generate any revenue. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. Investors should not rely on the success of this offering to address our need for funding. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in The Company is a Highly Speculative Investment and Could Result in the Loss of Your Entire Investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

We are Selling this Offering without an Underwriter and May Be Unable To Sell Any Shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Since the Majority of Our Shares of Common Stock are Owned by Our President and Chief Executive Officer, and Sole Director, Our Other Stockholders May Not Be Able To Influence Control of the Company or Decision Making by Management of the Company.

Don Ross, our President and Chief Executive Officer, and sole Director, beneficially owns 100% of our outstanding common stock. Assuming the sale of all 1,500,000 shares in this offering, Mr. Ross will own approximately 76.92% of all shares of common stock of the Company. The interests of Mr. Ross may not be, at all times, the same as that of our other shareholders. Mr. Ross is not simply a passive investor but is also an executive officer and director of the Company, and his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Ross exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors. Also, Mr. Ross has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

There is a Substantial Doubt about Our Ability to Continue as a Going Concern

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Harbor Island Development Corp. is suitable.

We Will Require Financing To Achieve Our Current Business Strategy And Our Inability To Obtain Such Financing Could Prohibit Us From Executing Our Business Plan And Cause Us To Slow Down Our Expansion Of Operations.

We will need to raise funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant.  Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations as set forth in our plan of operations.

There can be no assurances that such funding will be available to us on terms that would be acceptable and at this time we have no specific details regarding the timing, source or manner in which we will raise any such funds. Accordingly, there can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment and we may need additional capital in the future, and the sale of additional shares or other equity securities or the conversion of management fees into shares of common stock could result in additional dilution to our stockholders.

The offering price of our common stock is substantially higher than the net tangible book value per share of our outstanding common stock immediately after this offering. Therefore, if you purchase our common stock in this offering, you will incur immediate dilution of $.04 in net tangible book value per share from the price you paid. Additionally, we believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from this offering will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Further, our sole officer and director has entered into a Management Agreement with the Company, whereunder he receives compensation of $2,500 per month, which is convertible into stock at a price to be determined at the time of conversion. As the conversion price is not set, there is no guarantee that any future conversion of the Management Fees will be on terms favorable to our existing shareholders. Accordingly, any conversion of the Management Fees may cause significant and substantial dilution.

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering.  If we do not raise at least $50,000, we may have to cease operations, which could cause investors to lose their investment in us.

In order to fund our operations, we believe that we need minimum proceeds of approximately $50,000 from this offering. We believe that $50,000 will be sufficient to pay for the expenses of this offering and conduct our proposed business activities. Moreover, we hope to raise $63,000, which would allow us to implement our business plan to the full extent that we envision.  We may not realize sufficient proceeds to complete further business development costs, or to provide adequate cash flow for planned business activities. Our inability to raise sufficient funds in this offering may significantly hinder our ability to continue operations. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on March 19, 2010 and have a limited operating history. Given our limited operating history, there can be no assurance that we will be able to show a profit or that we can build our business such that we can earn a significant profit. The future of our company will depend upon our ability to obtain adequate orders and prompt payment for our products and, as and when needed, sufficient financing and continuing support from stockholders and creditors and to achieve and maintain profitable operations. Potential investors should be aware of the difficulties normally encountered by new apparel resellers, generally, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects could be materially adversely affected.

Cyclicality of Apparel Industry

The apparel industry is a cyclical industry heavily dependent upon the overall level of consumer spending, with purchases of apparel and related goods tending to decline during recessionary periods when disposable income is low. A difficult retail environment could result in higher than normal levels of promotional sales which could adversely impact the Company's gross profit margins. There can be no assurance that the retail environment will improve or that the retail environment will not deteriorate.

Fashion Trends

The Company believes that its success depends in substantial part on the ability of its suppliers to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. There can be no assurance, however, that the Company and/or its suppliers will continue to be successful in this regard. If the Company misjudges the market for a number of products or product groups, it may be faced with a significant amount of unsold finished goods inventory, which could have an adverse effect on the Company's operations.

Our Business is Limited to a Single Product Line

The product line we will be marketing for resale is restricted to women's beach, resort, and summer apparel, acquired from a single distributor. We expect to experience growth in the products that we offer. If we are unable to hire staff to manage our operations, our growth could harm our future business results and may strain our managerial and operational resources. As we proceed with the marketing and sale of products, we expect to experience growth of our business. We may need to add staff to manage operations, handle sales and marketing efforts and perform finance and accounting functions. We may be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective operational and financial systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

Island Stuff, USA Distributor Agreement

The Company has a non-exclusive agreement to distribute, market and resell beach and island resort clothing manufactured by Island Stuff, USA pursuant to the non-exclusive distributor agreement with Island Stuff, USA dated March 12, 2010. In the event that the agreement is terminated or not renewed as a result of the Company's failure to comply with the terms of the agreement such termination could have a material adverse effect upon the Company.

Our Business Could Suffer as a Result of our Shipment of Merchandise Becoming Unable to be Delivered

We rely upon a delivery service for our product shipments, including shipments to, from and between our stores. Accordingly, we are subject to risks, including employee strikes and inclement weather, which may affect the shipper’s ability to meet our shipping needs. Among other things, any circumstances that require us to use other delivery services for all or a portion of our shipments could result in increased costs and delayed deliveries and could harm our business materially.

Any Interruption in Our Distribution Processes Could Impair Our Financial Performance and Negatively Affect Our Brand.

We may experience difficulties in our distribution processes. We may encounter interruption in our distribution processes due to a catastrophic loss or events beyond our control such as fires, explosions, labor disturbances or violent weather conditions. Any interruptions in our distribution at our facilities could result in our inability to distribute our apparel, which would reduce our net sales and earnings for the affected period. If there is a stoppage, even if only temporary, or delays in distribution to retail stores carrying our merchandise, and thus to our customers, our business and reputation could be severely affected.

Fluctuations in the Price, Availability and Quality of Raw Materials Could Cause Delay and Increase Costs.

Fluctuations in the price, availability and quality of the fabrics or other raw materials used by our manufacturer could have a material adverse effect on our cost of sales or our ability to meet our customers’ demands. The prices for such fabrics depend largely on the market prices for the raw materials used to produce them, particularly cotton. The price and availability of such raw materials may fluctuate significantly, depending on many factors, including higher energy prices, increased tariffs and duties, and increased labor costs. In the future, we may not be able to pass all or a portion of such higher raw material prices on to our customers.

Competition

There is intense competition in the sectors of the apparel industry in which the Company participates. The Company competes with many other apparel companies, some of which are larger and have greater resources than the Company. The Company believes in order to be successful in its industry it must be able to evaluate and respond to changing consumer demand and taste and to remain competitive in the areas of style, quality and price while operating within the significant domestic and foreign production and delivery constraints of the industry.

Because our management has no experience in marketing a clothing line we may not be able to compete with competitors having experienced management , and we may need to hire an outside consultant to help us with our sales and marketing ..

Our management has no direct experience in the apparel industry which may lead to an inability to successfully identify and respond to trends or business condition in an adequate manner necessary to ensure that the Company's business plan is successfully implemented. We may not be able to successfully address these risks and difficulties, which could materially harm our proposed business prospects, financial condition, and results of operations. Additionally, we may need to retain an outside consultant to assist the Company with its sales and marketing strategy. Although we consider this a significant likelihood, we are confident that through our business and personal relationships in the retail clothing industry, we will be able to attract persons qualified in this field on terms favorable to the Company. We estimate that a consultant in this industry will range anywhere from $1,000 per month to $5,000 per month, and as we are operating on a very slight budget this expense may not be feasible; therefore, the Company and our business prospects might be negatively impacted. You must consider our business prospects in light of the risks and difficulties we will encounter in the future.

The loss of our sole officer and director could have a significant impact on our ability to continue to manage our business.

Our operations depend heavily on the skills and efforts of Mr. Don Ross, our President and Chief Executive Officer. As Mr. Ross’ term is indefinite, we could lose him at any time. The loss of his services could have a material adverse effect on our ability to manage our business.

Mr. Ross’ outside interests may compete directly with the company and could adversely affect our operations.

Under the terms of Mr. Ross’ management, he is not precluded from engaging in any business activities or from performing services on his own account or for the account of others, including companies that may be in competition with the business conducted by the Company. As such, Mr. Ross’ interests may not always be aligned with those of the Company in other matters. Such internal competition could adversely affect the Company and could cause our revenues to decline.

Government Regulation and Supervision

Any negative changes to international trade agreements and regulations such as NAFTA and the World Trade Organization where there is a rise in trade quotas, duties, taxes and similar impositions as well as limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products could have an adverse effect on our business. Any changes in regulation by the Federal Trade Commission with respect to labeling and advertising of our products could have an adverse effect on our business.

RISKS RELATING TO THE COMMON STOCK

The Company’s Stock Price May be Volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

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services by the Company or its competitors;

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additions or departures of key personnel;

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the Company’s ability to execute its business plan;

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operating results that fall below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

As a Public Company, We Will Incur Substantial Expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA Sales Practice Requirements May Limit a Stockholder’s Ability to Buy and Sell Our Stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

We May Be Exposed to Potential Risks Resulting from New Requirements Under Section 404 of the Sarbanes-Oxley Act Of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending December 31, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a Market for Our Common Stock Does Not Develop, Shareholders May Be Unable To Sell Their Shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock Is Currently Deemed To Be “Penny Stock”, Which Makes It More Difficult For Investors To Sell Their Shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The Elimination of Monetary Liability Against the Company’s existing and future Directors, Officers and Employees Under Nevada Law and the Existence of Indemnification Rights to the Company’s existing and future Directors, Officers and Employees May Result in Substantial Expenditures by the Company and May Discourage Lawsuits Against the Company’s Directors, Officers and Employees.

The Company’s articles of incorporation contains specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officer. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering without the involvement of underwriters or broker-dealers. The table below sets forth the use of proceeds from this offering:

Gross Proceeds	$75,000.00
Offering Expenses	$11,510.26
Net Proceeds	$63,489.67

The net proceeds will be used as follows:

Business Development	$25,000
Legal and accounting	$15,000
Working Capital	$23,498

We anticipate that the proceeds from the sale of the maximum amount covered in this offering , along with anticipated future revenue from the initiation of our business plan, will allow us to operate for 12 months. Mr. Ross, our sole officer and director, has determined that the maximum funds would be sufficient to cover our filing reports with the Securities and Exchange Commission as well as to allow us to commence our initial business activities contemplated by the Company. However, there can be no assurance that the Company will raise any funds through this offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment.

Specifically, the Company will use any proceeds received to facilitate the development of the Company intended business.

Including, our goal to build an all-season diversified Apparel Company with a broad portfolio of brands that we offer in multiple channels of retail distribution through the following growth strategies: (i) Execute new initiatives. We intend to seek opportunities to offer products for all seasons; (ii) Extend our new product categories to additional brands. We will attempt to expand our distribution of products in these and other categories under licensed brands; and, (iii) Seek attractive acquisitions. We plan to pursue acquisitions of complementary product lines and businesses, which could include wholesale and retail opportunities.

If the maximum amounts of funds are raised hereby, we intend to use the funds to purchase inventory and to initiate our marketing strategy. We estimate that we would spend up to $25,000 on this aspect of our business development.

If we raise fifty percent (50%) of the maximum amount of funds under this offering, we intend to use the funds to purchase inventory and to initiate our marketing strategy. In this instance, we estimate that we would spend up to $15,000 on this aspect on our business development. However, if we raise nominal amounts under the offering we will likely have to seek out additional capital from alternate sources and if such funds are not available our business would likely fail and any investment would be lost. Should nominal funds be raised under the offering and should we fail to generate any revenue from the operation of our business, we will seek out additional funds from friends, family, and business acquaintances. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on terms acceptable to us.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Harbor Island Corp. has 5,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 1,500,000 shares of its common stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Don Ross will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Ross is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Ross will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ross is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Ross will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Ross will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Harbor Island will receive all proceeds from the sale of the 1,500,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Harbor Island has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Harbor Island will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Penny Stock Regulation

Our common shares are not quoted on any stock exchange or quotation system in North America or elsewhere in the world. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 5,000,000 shares of Common Stock outstanding as of March 31, 2010. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.05 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 1,500,000 Shares offered by the Company hereunder, at an Offering Price of $0.05 per share the pro forma net tangible book value of the Company at March 31, 2010, would have been $74,168, or $0.01 per share, representing an immediate increase in tangible book value of $0.01 per share to existing shareholders and an immediate dilution of $0.04 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis taking into account a 100% subscription of our offering  (1,500,000 shares), 50% subscription of our offering (750,000 shares), and 30% subscription of our offering (500,000 shares):

	1,500,000 Shares	750,000 Shares	500,000 Shares
Offering price per share	$0.05	0.05	0.05
Net tangible book value per share before Offering	$(0.00)	(0.00)	(0.00)
Increase per share attributable to new investors	$0.01	0.00	0.00
Pro forma net tangible book value per share after Offering	$0.01	0.00	0.00
Dilution per share to new investors	$0.04	0.05	0.05
Gross Proceeds	$75,000	37,500	25,000

DESCRIPTION OF PROPERTY

We do not own any real estate. Our sole supplier, Island Stuff USA, currently provides office space in at 2275 NW 150th Street Unit B, in Opa Locka, FL 33054 and our telephone number is 305-688-7494. As of the date of this filing, we have not sought to move or change our office site. We do not pay for use of these premises , as it is offered to us by our sole supplier. However, our use of this space may be terminated at any time, with no penalty or termination fee due the Company, by our sole supplier. The space is utilized for general office purposes and it is our belief that our space is adequate for our immediate needs. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 250,000,000 Shares of common stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Company’s articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. As of the date hereof there have been no shares of preferred stock designated. The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Anti-Takeover Provisions

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Harbor Island Corp. from doing so if it cannot obtain the approval of our board of directors.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121 and its phone number is (801) 274-1088.

DESCRIPTION OF OUR BUSINESS

Harbor Island Development Corp. was incorporated in the State of Nevada on March 19, 2010. We are still in the developmental state with no operations, other than organizing activities and identifying a supplier as more specifically described herein. We are currently a development stage company and to date we recorded no revenue and our operations have been limited to activities related to our formation and the initial licensing agreement with our distributor as discussed herein. Accordingly, we have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements).  Until such time that we are able to establish a consistent flow of revenues from our operations sufficient to sustain our operations, Management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our products.

We intend to be a beach, resort, and summer apparel company specializing in casual apparel for women. We believe that our success will depend on our ability to promote products consistent with the beach and resort image, and to be able to anticipate and respond to changing consumer demands and tastes. Our goal is to build a reputation as a leading retailer of casual resort and beachwear fashions, and maintain a balanced company through wholesale and retail operations.

Initially, our target customers will be those retail shoppers who frequent beach and resort communities or are planning to travel to such a place. We believe that our success will depend on our ability to promote products consistent with the beach and resort culture image, and anticipate and respond to changing consumer demands and tastes. Our goal is to build a reputation as a leading retailer of casual resort and beachwear fashions, and maintain a balanced company through wholesale and retail operations. We plan to seek out and establish mutually beneficial relationships with various retailers through which we will make sales of our licensed product line. We intend to grow into an apparel company that includes multiple suppliers and successfully promotes products consistent with the beach culture image, and anticipate and respond to changing consumer demands and tastes. We anticipate that our eventual sales force will be composed of our employees and independent contractors involved in resort and beach activities that will enhance our corporate image, provide valuable insights into our product merchandising, and heighten our understanding of our target market.

In general, we believe that apparel designers of our suppliers must keep in tune with recent trends in the market to deliver contemporary styles and colors to customers when demand is highest. Accordingly, and in furtherance of our goals, we entered into a non-exclusive agreement to distribute, market and resell beach and island resort clothing manufactured by Island Stuff, USA pursuant to the non-exclusive distributor agreement with Island Stuff USA, dated March 12, 2010. This will allow us to initiate our business plan by offering products made and produced by Island Stuff USA, an apparel wholesaler. Our supplier's general business is as a wholesale distributor of the Island Stuff, USA lines of products. We have a non-exclusive licensing agreement implying there are multiple distributors. We understand that the Island Stuff, USA sells its products wholesale throughout the world, and we have been assured of the financial health of the company and the workmanship of the company's products. We believe that using the Island Stuff, USA brand initially will allow the Company to establish sale channels to retail centers, which will ultimately allow our Company to expand our product line and increase our reseller presence.

If we are successful in raising sufficient funds hereunder, we will likely seek out the assistance of a qualified consultant to assist the Company with initiating its business plan.  Due to our Management's relationship with the Company's supplier, we believe that we will be able to seek out and retain qualified consultants as needed. We anticipate being able to retain any such consultant on commercially reasonable terms, and we may seek to use a combination of cash and restricted stock to be able to retain such consultant with minimal effect on the Company’s limited cash reserves. If we generate significant revenues, we anticipate that we will be able to develop relationships with additional suppliers so that we will have alternative suppliers in the event that our current suppliers do not desire or are unable to supply a sufficient amount of products to meet our customers' requirements.

We are currently a development stage company and to date we recorded no revenue. Accordingly, we have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements).  Until such time that we are able to establish a consistent flow of revenues from our operations sufficient to sustain our operations, Management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our products.

Although we were only recently incorporated and have not yet commenced substantive operations, we believe that conducting this offering will allow the Company added flexibility to raise capital in today's financial climate. Although, there can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder, we believe that investors in today's markets demand full transparency and by our registering this offering we will be able to capitalize on this fact. The Company intends to begin operations in the coming months and believes it will be able to do so even if no funds are raised hereunder. However, we caution any potential investor to carefully consider all of the risks associated with any investment in the Company as there is a significant likelihood that our business will not become successful and that your entire investment may be lost.

First Year Operations

Our initial plan of operations calls for the Company to begin laying the initial groundwork necessary for us to obtain our first sales of product. Our first year of operations we will be devoted primarily to distribute products from Island Stuff, USA. Initially, we intend to begin using existing relationships in the South Florida area in an attempt to identify any Hotel Gift Shops, stand alone retailers, or beach front kiosks that may be interested in our product offering. This activity will require minimal cash on hand and will be a good indicator for Management as to how the clothing line's price point and acceptance level are generally being received by local retailers. During this time, we will use such funds raised under the offering to begin assessing the level and scope of our potential marketing plan and we will seek to retain a qualified consultant to assist the Company with our marketing and sales strategy. If we are able to augment funds raised hereunder with additional sales of our licensed product line, we believe that the Company will be able to initiate its operational plan on a limited basis, with the scope and breadth of such plan to be determined based on the financial condition of the Company at such time.

Additionally, during the following twelve month period, we anticipate that we will begin to generate revenues sufficient to cover our operating costs. We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations for four more months without additional financing. We believe that debt financing from third parties will not be an alternative for funding of our planned activities , as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of debt financing from our principal shareholder and executive officer or equity financing from the sale of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock. We will seek out additional funds from friends, family, and business acquaintances; however, there is no guarantee that such funds will be available. If we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities.

We intend to use any such funds raised hereunder to implement our business plan as discussed herein, and if we are not successful in raising funds under this offering, we will seek out debt or equity financing from any and all sources available to the Company and its Management. We do not believe that our business model will require significant levels of cash to operate.  In order to ensure that costs are being kept under control in our initial stages of development, we have sought to eliminate all unnecessary costs, which will allow us to focus on raising sufficient capital to initiate our business plan. To this end, we receive office space for free and have a familial relationship with our current sole-supplier, which we believe allows us greater flexibility in implementing our plan of operation. Our current cash position will not allow us to expand and will keep our operation minimal. If we are unable to improve our current cash position by receiving funds under this offering, we may need to seek out debt or equity financing from other sources.

Growth Strategy

Our long-term goal, assuming we are successful in initiating our business plan, is to build an all-season diversified apparel company with a broad portfolio of brands that we will offer in multiple channels of retail distribution through the following growth strategies:

Execute new initiatives. We intend to seek opportunities to offer products for all seasons.

Extend our new product categories to additional brands. We will attempt to expand our distribution of products in these and other categories under licensed brands.

Seek attractive acquisitions. We plan to pursue acquisitions of complementary product lines and businesses, which could include wholesale and retail opportunities.

Licensing

The sale of licensed products is a key element of our strategy and we intend to expand our offerings of licensed products over the coming years. Under typical license agreements, we will be generally required to achieve minimum net sales of licensed products, pay guaranteed minimum royalties, and make specified royalty and advertising payments (usually based on a percentage of net sales of licensed products). Usually, failure to satisfy the requirements or otherwise fail to meet our obligations under a potential license agreement, a licensor usually will have the right to terminate our license.

Our current license agreement with Island Stuff USA, does not include any performance criteria, however the license is terminable at any time by either party. Our management intends to develop an excellent working relationship with Island Stuff USA in order to ensure that the license agreement remains in place. We will work with Island Stuff USA to ensure the highest satisfaction in our sales and distribution efforts.

Advertising and Marketing

Our marketing strategy will begin with word of mouth, which will always be our most important means of promotion. We will be focused on developing our brand name in the casual beachwear industry. In order to effectively market Harbor Island as retailer of resort and beach apparel, we propose to establish a strong marketing, advertising and distribution presence in beach activity marketplaces. If we generate significant revenues, we intend to implement an advertising and marketing campaign to increase awareness of Harbor Island and to acquire new customers through multiple channels, including traditional and online advertising and direct marketing. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisition.

Our Industry

We believe that most apparel sales are conducted through department and chain stores, although growing levels of sales can be attributed to mass merchants, off-price retailers, online retailers and specialty stores. Many specialty retailers are located in vacation areas and tailor their inventory to local demand. While only a small percentage of total apparel sales, we believe that online retailers have made large strides in gaining market share, and that a lucrative niche market exists for specialty stores tailored to the vacation market. We intend to capitalize on the popularity of the growing of non-store retail market, by focusing on online-based sales. However, we will not limit our growth potential web-based sales alone.

Quality Control

We plan to monitor the quality of the shipments we receive from our supplier to ensure that the merchandise conforms to samples received from our supplier. Our quality control program will be designed to ensure that products meet our high quality standards.

Competition

The beach apparel industry is highly competitive and fragmented and is subject to rapidly changing consumer demands and preferences. We believe that our success depends in large part upon our ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. We compete with numerous apparel manufacturers, distributors and designers which operate in the beachwear and resort apparel markets. Additionally, we do not have exclusive relationships with our suppliers who also sell their own products on a retail basis. Many of the designers, manufacturers, and retailers, domestic and foreign, that we compete with are significantly larger and have substantially greater resources than we do. These companies may be able to engage in larger scale branding, advertising and manufacturing activities than we can. Further, with sufficient financial backing, talented designers can become competitors within several years of establishing a new label. We compete primarily on the basis of fashion, quality, and service. Our business depends on our ability to shape and stimulate consumer tastes and demands by marketing innovative and exciting beachwear, as well as on our ability to remain competitive in the areas of quality and price.

Government Regulation

Our products are subject to regulation by the Federal Trade Commission in the United States. Such regulations relate principally to the labeling of our products. We believe that any product that we resell will be in substantial compliance with such regulations, as well as applicable federal, state, local, and foreign rules and regulations.

Any import or export operations we engage in will also be subject to constraints imposed by bilateral textile agreements between the United States and a number of foreign countries. Those agreements, which have been negotiated bilaterally, either under the framework established by the Arrangement Regarding International Trade in Textiles, known as the Multifiber Agreement, or other applicable statutes, impose quotas on the amounts and types of merchandise which may be imported into the United States from these countries. Those agreements also allow the signatories to adjust the quantity of imports for categories of merchandise that, under the terms of the agreements, are not currently subject to specific limits. Any imported products that we may sell, may also be subject to United States customs' duties.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF HARBOR ISLAND DEVELOPMENT CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the period ended March 31, 2010, the Company earned $nil revenues and incurred $5,832 of operating expenses, which included $5,000 in management fees, $719 of general and administrative fees related to the incorporation of the company, and $113 of interest expense from the notes payable.

As at March 31, 2010, the Company had a loss per share of $nil.

LIQUIDITY AND CAPITAL RESOURCES

As at March 31, 2010, the Company had assets of $15,444 comprised of cash, and had liabilities of $16,276 comprised of $16,163 of outstanding notes payable, and $113 of interest expense relating to the notes payable.

From the Company’s inception on March 19, 2010 to March 31, 2010, the Company issued 5,000,000 common shares to the President of the Company at $0.001 per share for management fees totaling $5,000.

For the period ended March 31, 2010, the Company used $719 of cash for operating activities, primarily for incorporation costs. The Company received proceeds of $16,163 from the issuance of notes payable which are unsecured, due interest at 10% per annum, and due on demand.

Pursuant to a Management Agreement dated April 26, 2010, our sole officer and director, Mr. Ross has agreed to devote approximately 15-20 hours per week to manage the affairs of the Company. In exchange, Mr. Ross shall receive a monthly fee of $2,500 per calendar month. Such Fee may be converted into shares of the Company's common stock at a conversion rate to be determined by and between the Company and Mr. Ross from time to time. Such fee shall be payable on the last day of each calendar quarter.  The fees due and owing Mr. Ross will not have a current impact on our liquidity and capital resources as all compensation due and owing Mr. Ross is being accrued and deferred until such time that Mr. Ross, in his sole discretion, believes it to be in the best interest of the Company to pay any such amounts due and owing.

The Company did not have any investing activities.

As at March 31, 2010, the Company has a going concern assumption as the Company has not earned revenue, has no certainty of earning revenues in the future, has a working capital deficit of $832 and has incurred a net loss of $5,832 since inception.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. The Company will seek out any and all additional financing sources; however, there is no guarantee regarding the availability or likelihood of such funds being available to the Company, on terms acceptable to us. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We estimate that our expenses over the next 10-12 months (beginning June 2010) will be approximately $100,000 - $125,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Target completion date or period	Estimated expenses (USD $)
Legal and accounting fees	10-12 months	$45,000
Marketing and advertising	10-12 months	$15,000
Business Development	10-12 months	$25,000
General and administrative	10-12 months	$15,000
Repayment of notes payable	12 months	$17,000
Total		$117,000

Business Development, Marketing and Advertising

Our anticipated Business Development costs will likely be associated with our need to purchase inventory and to continue to seek out and develop other potential distributors to add to our product line. We anticipate that these costs will average about $2,000 to $2,500 per month in the coming months. Management anticipates placing an initial order with our supplier in order to obtain samples of the clothing line that can be used in our sales efforts; we expect this will be an expense of $1,000 to $1,500 depending on the type and nature of the initial items being purchased. Further, we anticipate operation costs to be less than $1,000 per month, which will be used in our efforts to seek out and secure retail locations to place product. Additionally, we anticipate that our expenditures related to Advertisement and Marketing will average around $1,000 per month, and will include the development of our website and print and online advertising we may elect to do. At this time we have not sought out any specific pricing related to advertisement and marketing as we are focusing on the development of the core business, including initial sales of our licensed products.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon M&K CPAs, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our current director and executive officer and such positions with us held by him and the date he became our director and executive officer. Our Board of Directors appoints our executive officers. Our director shall serve until the earlier occurrence of the election of his successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our director, executive officer, or director nominees.

Name	Age	Position
Don Ross	62	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Mr. Don Ross. From 1969 to 2000, Mr. Ross was employed with the United Parcel Service (UPS), during that time he became Manager of a trucking division. Mr. Ross retired from UPS in 2000. Then in 2004, Mr. Ross founded and became the CEO of BDM Marketing, Inc., an Illinois based company specializing in consumer marketing and merchandise placement of automobiles to individuals with poor credit histories. BDM markets directly individuals with at risk credit scores helping them rebuild their credit by assisting those persons in obtaining financing even with low and/or bad credit scores. Mr. Ross is still the CEO of BDM and devotes such time necessary to BDM to ensure that the business remains successful.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Don	Chairman,	2010	7,500		5,000,000	-0-	-0-	-0-	-0-	$7,500
Ross(1)	CEO and	2009	$--	$	-0-	-0-	-0-	-0-	-0-	$--
	President

Notes to Summary Compensation Table:

(1)

Pursuant to a Management Agreement dated April 26, 2010, Mr. Ross has agreed to act as our sole officer and director and currently devotes approximately 15-20 hours per week to manage the affairs of the Company. Mr. Ross, the President, CEO, CFO, Secretary, Treasurer and Director of the Company and he serves in this capacity pursuant to the terms of a management agreement. Mr. Ross received 5,000,000 shares of the Company's common stock in exchange for such activities related to the Company's pre-incorporation activities and costs associated with the Company's' formation. Additionally, pursuant to the Management Agreement, Mr. Ross shall receive a monthly fee of $2,500 per calendar month. Such Fee may be converted into shares of the Company's common stock at a conversion rate to be determined by and between the Company and Mr. Ross from time to time. Such fee shall be payable on the last day of each calendar quarter. As of the date of this Filing, all compensation due and owing Mr. Ross is being accrued and deferred until such time that Mr. Ross believes it to be in the best interest of the Company to pay any such amounts due and owing. There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Director Independence

Our board of directors is currently composed of one member, Don Ross, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Significant Employees

We have no employees. Our Chairman, President and Chief Executive Officer, and Secretary, Don Ross, is an independent contractor to us and currently devotes approximately fifteen to twenty hours per week to company matters. After receiving funding pursuant to our business plan Mr. Ross intends to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

Mr. Ross has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Ross has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeding. We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

We are not aware of any circumstance that would make Mr. Ross an employee, as he is the sole-officer and director of the Company with complete control of the operations and actions being undertaken by the Company. The IRS has identified three categories which determine if an individual is an employee or an independent contractor; these are as follows: (i) Behavioral Control, (ii) Financial Control, and (iii) the Relationship of the Parties. Each of these factors relate to the position of relative authority between the parties. Here Mr. Ross is the sole-officer of the corporation and without him the corporation would be significantly negatively impacted.

The material effect of Mr. Ross' classification as an independent contractor or as a statutory employee does not give rise to any difference in responsibility or liability in the performance of Mr. Ross' duties, as the same relate to the Company. Mr. Ross, as the Company's sole officer and director, is bound by the fiduciary and common law doctrines that govern any officer’s and director's duties towards the Companies they serve.

Pursuant to a Management Agreement dated April 26, 2010, Don Ross agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year, whereby the Company agreed to pay to Mr. Ross an aggregate monthly fee of $2,500 per calendar month. The fee may be converted into shares of the Company's common stock at a conversion rate to be determined by and between the Company and Mr. Ross and is payable on the last day of each calendar quarter. In addition to the compensation payable to Mr. Ross, the Management Agreement provides for the Company’s reimbursement of all reasonable out-of-pocket expenses incurred by Mr. Ross directly related to his performance of services for the Company. The Agreement provides that Mr. Ross’ term as the Company’s sole officer and director will end when either Mr. Ross or one or more of his affiliates collectively control, in the aggregate, less than 10% of the Company’s equity interest, or at such other time as the Company and Mr. Ross may mutually agree upon.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Don Ross, at our executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Ross collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Ross will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Ross will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Code of Ethics

Effective as of the date hereof, the Board of Directors has not adopted a Code of Ethics for our directors, officers and employees.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information at  July 26, 2010, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of July 26, 2010, we had 5,000,000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Don Ross	5,000,000	100%

	All Officers and Directors as a group (total of 1)	5,000,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 12, 2010, prior to our incorporation, we entered into a non-exclusive distributor agreement with Island Stuff, USA, LLC, an entity owned by Steve Ross, who is the brother of our founder and sole-officer and director, Mr. Don Ross. Further, Island Stuff, USA also provides us with office space free of charge at this time.

On March 19, 2010, the Company entered into a Management Agreement with Mr. Don Ross relating to his services as our sole-officer and director whereby, Mr. Ross shall receive a monthly fee of $2,500 per calendar month. Such Fee may be converted into shares of the Company's common stock at a conversion rate to be determined by and between the Company and Mr. Ross from time to time.

Notwithstanding the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our director(s) or executive officer(s);

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP in San Diego, California.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this registration statement have been audited by M&K CPAS, PLLC. To the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

EXPERTS

Carrillo Huettel, LLP, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus .

M&K CPAs, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. M&K CPAs, PLLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Don Ross, our President and Chief Executive Officer.

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Financial Statements

March 31, 2010

Index

Report of Independent Registered Public Accounting Firm

F-2

Balance Sheet

F-3

Statement of Operations

F-4

Statement of Cash Flows

F-5

Statement of Stockholders’ Equity (Deficit)

F-6

Notes to the Financial Statements

F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Harbor Island Development Corporation

(A Development Stage Company)

We have audited the accompanying balance sheets of Harbor Island Development Corporation (a development stage company) as of March 31, 2010, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from March 19, 2010 (inception) through March 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbor Island Development Corporation as of March 31, 2010, and the results of its operations, changes in stockholders' deficit and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 30, 2010

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Balance Sheet

(Expressed in U.S. dollars)

March 31, 2010 $

ASSETS

Current Assets

Cash	15,444
Total Assets	15,444

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accrued liabilities	113
Notes payable	8,100
Notes payable – related parties	8,063

Total Liabilities	16,276

Stockholders’ Equity (Deficit)

Preferred stock, 10,000,000 shares authorized, $0.001 par value; nil shares issued and outstanding	–

Common stock, 250,000,000 shares authorized, $0.001 par value;5,000,000 shares issued and outstanding	5,000

Deficit accumulated during the development stage	(5,832)

Total Stockholders’ Equity (Deficit)	(832)

Total Liabilities and Stockholders’ Equity (Deficit)	15,444

 (The accompanying notes are an integral part of these financial statements)

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Statement of Operations

(Expressed in U.S. dollars)

For the period from March 19, 2010 (Date of Inception)
to March 31,
2010
$

Revenue	–

Operating Expenses

General and administrative	719
Management fees	5,000

Total Operating Expenses	5,719

Other Expense

Interest expense	113

Net loss	(5,832)

Net loss per share, basic and diluted	–

Weighted average number of shares outstanding	5,000,000

(The accompanying notes are an integral part of these financial statements)

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Statement of Cash Flows

(Expressed in U.S. dollars)

For the period from March 19, 2010 (Date of Inception) to March 31, 2010 $

Operating Activities

Net loss for the period	(5,832)

Adjustments to reconcile net loss for non-cash items relating to operating activities:

Shares issued for management fees	5,000

Changes in operating assets and liabilities:
Accrued liabilities	133

Net cash used in operating activities	(719)

Financing Activities

Proceeds from notes payable	16,163

Net cash provided by financing activities	16,163

Increase in cash	15,444

Cash, beginning of period	–

Cash, end of period	15,444

Supplemental disclosures:

Interest paid	–
Income taxes paid	–

(The accompanying notes are an integral part of these financial statements)

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

From March 19, 2010 (Date of Inception) to March 31, 2010

(Expressed in US dollars)

	Common Stock		Accumulated
	Shares	Par Value	Deficit	Total
	#	$	$	$

Balance – March 19, 2010 (Date of Inception)	–	–	–	–

Issuance of Founders shares	5,000,000	5,000	–	5,000

Net loss for the period	–	–	(5,832)	(5,832)

Balance – March 31, 2010	5,000,000	5,000	(5,832)	(832)

(The accompanying notes are an integral part of these financial statements)

HARBOR ISLAND DEVELOPMENT, INC.

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Harbor Island Development Corp. (the “Company”) was incorporated in the State of Nevada on March 19, 2010. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company is an apparel company specializing in casual apparel for women.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of March 31, 2010, the Company has not generated revenues and has accumulated losses totaling $5,832 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company currently has no significant revenues and must rely on the debt and/or equity financing to fund operations. The Company will require significant additional financings in order to pursue exploration of any properties acquired. There is no assurance that the Company will be able to obtain the necessary financings to complete its objectives.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year end is March 31.

b)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

HARBOR ISLAND DEVELOPMENT, INC.

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

e)

Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

f)

Comprehensive Income

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

HARBOR ISLAND DEVELOPMENT, INC.

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

3.

Note Payable

a)

As of March 31, 2010, the Company had an outstanding note payable of $8,100. Under the terms of the note, the amount owing is unsecured, due interest at 10% per annum and due on demand.

b)

As of March 31, 2010, the Company had an outstanding note payable of $8,063 issued to a family member of the President of the Company. Under the terms of the note, the amount owing is unsecured, due interest at 10% per annum and due on demand.

For the period ended March 31, 2010, the Company recorded interest expense of $263.

4.

Common Shares

On March 19, 2010, the Company issued 5,000,000 founders shares at $0.001 per share for management fees with a fair value of $5,000.

5.

Income Taxes

The Company has $5,832 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the years ended March 31, 2010 as a result of the following:

March 31, 2010 $

Net loss before taxes	(5,832)
Statutory rate	34%

Expected tax recovery	(1,983)
Change in valuation allowance	1,983

Income tax provision	–

HARBOR ISLAND DEVELOPMENT, INC.

Notes to the Financial Statements

(Expressed in US dollars)

5.

Income Taxes (continued)

The significant components of deferred income tax assets and liabilities as at March 31, 2010, after applying enacted corporate income tax rates, are as follows:

2010 $

Net operating losses carried forward	1,983
Valuation allowance	(1,983)

Net deferred tax asset	–

The Company has incurred operating losses of $5,832 which, if unutilized, will expire through to 2030. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance. The Company does not expect any uncertain tax positions.

6.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through May 5, 2010, the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$10.26
Audit Fees and Expenses	$5,000.00
Legal Fees and Expenses	$5,000.00
Transfer Agent and Registrar Fees and Expenses	$500.00
Miscellaneous Expenses	$1,000.00
Total	$11,510.26*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

Pursuant to a Management Agreement dated April 26, 2010, Don Ross agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year, whereby the Company agreed to pay to Mr. Ross an aggregate monthly fee of $2,500 per calendar month. The fee may be converted into shares of the Company's common stock at a conversion rate to be determined by and between the Company and Mr. Ross and is payable on the last day of each calendar quarter. Additionally, Mr. Ross received 5,000,000 shares of common stock at the price of 0.001 per share for his activities related to the formation of the Company and the reincorporation activities relating to the Company's business. The aforementioned shares have been and will be, as the case may be, issued in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the shares.

Prior to incorporation, Harbor Island issued a one year 10% Promissory Note in the principal amount of $8,063 to Steve Ross, who is the brother of Don Ross, our President, Chief Executive Officer and Chairman of the Board of Directors. The $8,036 principal amount underlying the Promissory Note is payable on or before the one year anniversary of the Note and accrues interest at the rate of 10% per annum. Harbor Development Island Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the promissory now.  On April 23, 2010, the Company amended the repayment terms of the promissory note to be due one year from the date of the amendment (April 23, 2011).

In March 2010, Harbor Island issued a one year 10% Promissory Note, in the principal amount of $8,100 to Alpha Eagle Development Limited to evidence such monies Alpha Eagle Development Limited has lent the Company. The $8,100 principal amount underlying the Promissory Note is payable on or before the one year anniversary of the Note and accrues interest at the rate of 10% per annum. Harbor Island Development Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the promissory now.  On April 23, 2010, the Company amended the repayment terms of the promissory note to be due one year from the date of the amendment (April 23, 2011).

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description

3.1	Articles of Incorporation of Harbor Island Development, Inc. (1)
3.2	Bylaws of Harbor Island Development, Inc. (1)
4.1	Specimen Stock Certificate (2)
5.1	Consent of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Management Agreement between the Company and its CEO.(1)
10.2	Non-exclusive Distributor Agreement between Harbor Island and Island Stuff USA dated March 12, 2010(1)
10.3	Amended Non-Exclusive Distributor Agreement between Harbor Island Stuff USA dated July 23, 2010 (2)
10. 4	Promissory Note between the Company and Steve Ross. (1)
10. 5	Promissory Note between the Company and Alpha Eagle Development Limited. (1)
23.1	Auditor Consent (2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Previously Filed.

(2)

Filed herewith.

ITEM 17.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)

 Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Opa Locka, Florida on July 26, 2010

HARBOR ISLAND DEVELOPMENT CORP.

By:	/s/ Don Ross
Name:	Don Ross
Title:	President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don Ross, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Harbor Island Development Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Don Ross
Don Ross	President, Secretary and Director	July 26, 2010

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation of Harbor Island Development, Inc. (1)
3.2	Bylaws of Harbor Island Development, Inc. (1)
4.1	Specimen Stock Certificate (2)
5.1	Consent of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Management Agreement between the Company and its CEO.(1)
10.2	Non-exclusive Distributor Agreement between Harbor Island and Island Stuff USA dated March 12, 2010(1)
10.3	Amended Non-Exclusive Distributor Agreement between Harbor Island Stuff USA dated July 23, 2010 (2)
10. 4	Promissory Note between the Company and Steve Ross. (1)
10. 5	Promissory Note between the Company and Alpha Eagle Development Limited. (1)
23.1	Auditor Consent (2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Previously Filed.

(2)

Filed herewith.